EXHIBIT 4.01 TO FORM 10 - SPECIMEN STOCK CERTIFICATE

NUMBER	PAR VALUE $0.0001	SHARES
XXX		XXX

CLEAN COAL

TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS OF THE

STATE OF NEVADA

COMMON STOCK

THIS CERTIFIES THAT

Is the owner of

Fully Paid and Non-Assessable Shares of Common Stock of Clean Coal Technologies, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President	CORPORATE SEAL	Secretary

Countersigned:

Florida Atlantic Stock Transfer, Inc.

7130 Nob Hill Road

Tamarac, FL 33321